UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 9, 2009

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street

Cincinnati, OH  45201

(Address of principal executive offices)

Registrant’s telephone number:  (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01                                                 Other Events.

In the proxy materials for its annual meeting of shareholders to be held on June 25, 2009, the Company disclosed compensation for the named executive officers attributable to tax gross-ups on insurance premiums and on participation in nonqualified retirement plans.  In connection with a review of its executive compensation practices, the Compensation Committee of the Company’s Board of Directors has determined that, effective January 1, 2010, the Company no longer will provide to its executive officers tax gross-ups on insurance premiums or on participation in nonqualified retirement plans.  The Company is providing the gross-up for the remainder of calendar year 2009 because most of the tax liability already has been incurred and participants previously were advised that they would receive the benefit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

June 9, 2009	By:	/s/ Paul Heldman
Paul Heldman
Executive Vice President,
Secretary and General Counsel